Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports Second Quarter 2015 Financial Results

▪	Recorded a one-time after-tax charge of $8.9 million related to early termination of loss share agreements with the FDIC, resulting in a net loss of $2.0 million during the second quarter

▪	Second quarter 2015 operating income of $7.7 million, or $.20 per diluted share

▪	Solid growth in noninterest income key initiatives

▪	$42 million of net loan growth, including run-off from purchased loans

ATLANTA, GA, July 23, 2015 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended June 30, 2015. After incorporating our previously disclosed one-time pre-tax charge of $14.5 million that resulted from the early termination of our loss share agreements, net loss for the second quarter of 2015 was $2.0 million, compared to net income of $7.5 million for the second quarter of 2014 and net income of $9.2 million for the first quarter of 2015. Fully diluted loss per share was $.06 in the second quarter of 2015 compared to fully diluted earnings per share of $.22 in the second quarter of 2014 and fully diluted earnings per share of $.25 in the first quarter of 2015. On an operating basis, income for the second quarter of 2015 was $7.7 million, or $.20 per fully diluted share.

Joe Evans, Chairman and CEO, commented, "The big event of the second quarter was the early termination of our FDIC loss share agreements with a related one-time charge that led to negative earnings. I am extremely pleased to have accomplished early termination and remain highly confident that the financial benefits will allow us to recover this charge within five quarters as we previously announced. We continue to experience strong organic loan and noninterest-bearing deposit growth and reap the benefits of our focus on key noninterest income initiatives.  These fundamentals produced another quarter of solid operating results with strong momentum carrying over into the second half of the year."

Operating Highlights

Net interest income of $33.5 million in the second quarter of 2015 decreased from $39.1 million in the first quarter of 2015 due to lower accretion income on loans, but increased from $33.1 million in the second quarter of 2014. Interest income on loans, excluding purchased credit impaired loans, for the second quarter of 2015 was $23.1 million, up $1.7 million from $21.4 million in the prior quarter and up $7.8 million from $15.4 million in the second quarter of 2014. Accretion income on loans was $8.4 million in the second quarter of 2015, down from $16.1 million in the first quarter of 2015 due primarily to larger gains from early loan payoffs in the previous quarter as well as a loan pool that closed out in the first quarter of 2015. Base accretion declined $1.3 million in the second quarter of 2015 compared to the prior quarter. As of June 30, 2015, approximately $104 million of accretable discount remains to be recognized as loan accretion income, compared to $110 million of accretable discount remaining at the end of the first quarter of 2015. Interest expense of $2.0 million in the second quarter of 2015 was essentially flat compared to the prior quarter. Cost of funds for the second quarter of 2015 was 29 basis points, unchanged from the first quarter of 2015 and down six basis points from the second quarter of 2014.

The organic loan portfolio continued to perform well in the second quarter of 2015 as past due organic loans represented only .08% of total organic loans. The provision for loan losses was $64 thousand in the second quarter of 2015, a decrease of $3.1 million compared to the first quarter of 2015, of which $2.3 million was related to purchased credit impaired loans.

Noninterest income, excluding (amortization)/accretion of the FDIC receivable for loss share agreements, was $9.3 million for the second quarter of 2015, compared to $10.3 million in the first quarter of 2015. The first quarter of 2015 included $380 thousand in securities gains and $2.0 million in prepayment fees. In the second quarter of 2015, we continued to experience solid growth in our noninterest income key initiatives as income from mortgage banking of $3.5 million and SBA lending of $1.4 million were up $800 thousand and $257 thousand, respectively, from the previous quarter. Payroll fee income of $956 thousand increased versus the prior year period, but was down from the previous quarter due to what is typically a seasonally strong first quarter.

On May 21, 2015, State Bank entered into an agreement with the FDIC to terminate the loss share agreements on all 12 FDIC-assisted acquisitions that occurred in 2009, 2010 and 2011, resulting in a pre-tax charge of approximately $14.5 million for the second quarter of 2015. Approximately $9.3 million of the one-time pre-tax charge was related to amortization scheduled to be recognized during future quarters, with the remainder primarily consisting of the payment made to the FDIC to eliminate all rights and obligations between State Bank and the FDIC, most significantly the elimination of the FDIC's right to share in the recovery of losses previously recognized under loss share. State Bank will now retain 100% of future recoveries instead of retaining either 5% or 20% of future recoveries as provided in the now terminated loss share agreements.

Total noninterest expense for the second quarter of 2015 was $31.4 million, a $1.3 million increase from the first quarter of 2015, due primarily to higher merger-related expenses and salary and benefit costs largely as a result of severance related to the early termination of loss share. Merger-related expenses totaled $876 thousand in the second quarter of 2015, up from $137 thousand in the first quarter of 2015. Severance expenses totaled $443 thousand in the second quarter of 2015, compared to $365 thousand in the first quarter of 2015.

Financial Condition

Total assets at June 30, 2015 were $3.3 billion, down from $3.4 billion at March 31, 2015 but up from $2.6 billion at June 30, 2014. Period-end organic loans increased to $1.5 billion at June 30, 2015, a net increase of $90.8 million from the first quarter of 2015 and $294.0 million from the second quarter of 2014. Approximately $10.5 million of the growth in organic loans was related to loan renewals of purchased non-credit impaired loans that migrated into organic loans. Purchased non-credit impaired loans decreased $35.3 million from the first quarter of 2015 to $340.5 million, and purchased credit impaired loans decreased to $177.4 million at the end of the second quarter of 2015, a $13.5 million linked-quarter decline. Total net loans, excluding loans held for sale, were $2.0 billion at June 30, 2015, up $42.4 million from the first quarter of 2015.

Total deposits at June 30, 2015 were $2.7 billion, down from $2.8 billion at the end of the first quarter of 2015 but up from $2.1 billion at the end of the second quarter of 2014. Period-end noninterest-bearing demand deposits increased $70.2 million from the first quarter of 2015 and represented 27.9% of total deposits as of June 30, 2015. Average noninterest-bearing demand deposits increased $90.6 million from the first quarter of 2015. Average transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $105.7 million from the first quarter of 2015.

Tangible book value per share was $13.51 at the end of the second quarter of 2015. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 14.78% and a Tier I risk-based capital ratio of 18.83%.

Branch Closures

As part of our ongoing strategy to deploy personnel and resources more efficiently, State Bank consolidated three branch offices in Middle Georgia in the second quarter of 2015. After completing the First Bank of Georgia conversion, which is scheduled for the weekend of July 25-26, 2015, State Bank will operate 26 banking offices in three primary markets: Metro Atlanta (7), Middle Georgia (12), and Augusta (7), as well as five mortgage origination offices in the Atlanta, Augusta and Savannah, Georgia markets.

Detailed Results

Supplemental tables displaying financial results for the second quarter of 2015, the previous four quarters and the first half of 2015 are included with this press release.

Non-GAAP Financial Measures

This press release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on this topic, please refer to 2Q15 Financial Supplement: Table 2, Condensed Operating Results to GAAP Earnings Reconciliation, on page 7.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.743.9807

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation
State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.3 billion in assets at June 30, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company and First Bank of Georgia. As of June 30, 2015, State Bank operated 19 banking offices in Metro Atlanta and Middle Georgia and one mortgage origination office in metro Atlanta. First Bank of Georgia operated seven banking offices and four mortgage origination offices in the Augusta and Savannah, Georgia MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements on our conference call may be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, the expected future financial benefits of our early termination of loss share coverage and our operating momentum carrying into the second half of 2015. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our acquisitions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation
2Q15 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
							2Q15 change vs
(Dollars in thousands, except per share amounts; taxable equivalent)		2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Income Statement Highlights
Interest income on loans		$23,174	$21,498	$17,496	$16,237	$15,416	1,676	7,758
Accretion income on loans		8,365	16,069	14,124	21,110	17,087	(7,704)	(8,722)
Interest income on invested funds		4,037	3,629	2,932	2,552	2,533	408	1,504
Total interest income		35,576	41,196	34,552	39,899	35,036	(5,620)	540
Interest expense		1,972	1,979	1,923	1,857	1,846	(7)	126
Net interest income		33,604	39,217	32,629	38,042	33,190	(5,613)	414
Provision for loan losses		64	3,193	1,189	416	701	(3,129)	(637)
(Amortization) accretion of FDIC receivable for loss share agreements (2)		(492)	(1,448)	1,652	(196)	(1,949)	956	1,457
Noninterest income		9,328	10,257	5,285	3,624	3,348	(929)	5,980
Total operating noninterest income (2)		8,836	8,809	6,937	3,428	1,399	27	7,437
Operating noninterest expense (3)		30,047	29,592	23,999	22,207	21,794	455	8,253
Operating income before taxes (2)(3)		12,329	15,241	14,378	18,847	12,094	(2,912)	235
Operating income tax expense (2)(3)		4,618	5,729	5,689	7,157	4,415	(1,111)	203
Operating income (2)(3)		7,711	9,512	8,689	11,690	7,679	(1,801)	32
Loss share expense termination, net of tax benefit		(8,923)	—	—	—	—	(8,923)	(8,923)
Severance costs, net of tax benefit		(272)	(224)	(916)	(49)	(10)	(48)	(262)
Merger-related expenses, net of tax benefit		(537)	(84)	(188)	(137)	(162)	(453)	(84)
Net income (loss) available to common shareholders		$(2,021)	$9,204	$7,585	$11,504	$7,507	$(11,225)	$(9,528)

Common Share Data
Basic net income (loss) per share		$(.06)	$.27	$.24	$.36	$.23	$(.33)	$(.29)
Diluted net income (loss) per share (4)		(.06)	.25	.22	.34	.22	(.31)	(.28)
Cash dividends declared per share		.06	.05	.04	.04	.04	.01	.02
Book value per share		14.62	14.81	14.38	14.20	13.95	(.19)	.67
Tangible book value per share		13.51	13.70	13.97	13.83	13.58	(.19)	(.07)
Market price per share (quarter end)	u	21.70	21.00	19.98	16.24	16.91	.70	4.79

Common Shares Outstanding
Common stock		35,763,791	35,738,850	32,269,604	32,271,466	32,130,645	24,941	3,633,146
Weighted average shares outstanding:
Basic		35,741,761	34,373,665	32,271,537	32,206,889	32,126,260	1,368,096	3,615,501
Diluted (4)		35,741,761	36,437,322	33,935,366	33,755,595	33,589,797	(695,561)	2,151,964

Average Balance Sheet Highlights
Loans, excluding purchased credit impaired		$1,920,219	$1,791,537	$1,430,495	$1,246,008	$1,192,494	$128,682	$727,725
Purchased credit impaired loans		179,579	194,471	214,518	215,318	236,178	(14,892)	(56,599)
Assets		3,316,424	3,323,713	2,858,209	2,609,776	2,591,025	(7,289)	725,399
Deposits		2,746,818	2,716,084	2,339,566	2,125,659	2,108,595	30,734	638,223
Liabilities		44,347	82,361	57,506	35,135	38,255	(38,014)	6,092
Equity		525,259	525,268	461,137	448,982	444,175	(9)	81,084
Tangible common equity		485,337	485,087	447,641	437,038	432,073	250	53,264

State Bank Financial Corporation
2Q15 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q15 change vs
(Dollars in thousands, except per share amounts; taxable equivalent)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Key Metrics
Operating return on average assets (1)(2)(3)	.93%	1.16%	1.21%	1.78%	1.19%	(.23)	(.26)
Operating return on average equity (1)(2)(3)	5.89	7.34	7.48	10.33	6.93	(1.45)	(1.04)
Return on average assets (1)	(.24)	1.12	1.05	1.75	1.16	(1.36)	(1.40)
Return on average equity (1)	(1.54)	7.11	6.53	10.17	6.78	(8.65)	(8.32)
Yield on earning assets (1)	4.58	5.37	5.08	6.44	5.86	(.79)	(1.28)
Cost of funds	.29	.29	.33	.35	.35	—	(.06)
Rate on interest-bearing liabilities	.39	.38	.43	.45	.45	.01	(.06)
Net interest margin (1)	4.33	5.11	4.80	6.14	5.55	(.78)	(1.22)
Average equity to average assets	15.84	15.80	16.13	17.20	17.14	.04	(1.30)
Leverage ratio	14.78	15.00	15.90	17.16	16.84	(.22)	(2.06)
Tier I risk-based capital ratio	18.83	19.51	23.12	25.17	27.06	(.68)	(8.23)
Total risk-based capital ratio	19.98	20.70	24.37	26.42	28.32	(.72)	(8.34)
Efficiency ratio (1)	112.46	62.66	65.20	54.28	63.82	49.80	48.64
Average loans to average deposits	76.44	73.12	70.31	68.75	67.75	3.32	8.69
Noninterest-bearing deposits to total deposits	27.85	24.91	24.14	24.33	21.82	2.94	6.03

(1) Income annualized for the applicable period.
(2) Excludes the one-time loss share expense termination charge of $14.6 million, net of income tax benefit of $5.6 million, in the second quarter of 2015.
(3) Excludes severance costs and merger-related expenses.
(4) Since the Company had a net loss for the three month period ended June 30, 2015, all potential common shares were excluded from the calculation of diluted earnings per share as they would have had an anti-dilutive effect for the period.

State Bank Financial Corporation
2Q15 Financial Supplement: Table 2
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						2Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Interest income reconciliation
Interest income - taxable equivalent	$35,576	$41,196	$34,552	$39,899	35,036	(5,620)	540
Taxable equivalent adjustment	(109)	(125)	(84)	(82)	(77)	16	(32)
Interest income (GAAP)	$35,467	$41,071	$34,468	$39,817	$34,959	$(5,604)	$508

Net interest income reconciliation
Net interest income - taxable equivalent	$33,604	$39,217	$32,629	$38,042	33,190	(5,613)	414
Taxable equivalent adjustment	(109)	(125)	(84)	(82)	(77)	16	(32)
Net interest income (GAAP)	$33,495	$39,092	$32,545	$37,960	$33,113	$(5,597)	$382

(Amortization) accretion of FDIC receivable for loss share agreements
(Amortization) accretion of FDIC receivable for loss share agreements	$(492)	$(1,448)	$1,652	$(196)	$(1,949)	$956	$1,457
Loss share termination	(14,548)	—	—	—	—	(14,548)	(14,548)
(Amortization) accretion of FDIC receivable for loss share agreements (GAAP)	$(15,040)	$(1,448)	$1,652	$(196)	$(1,949)	$(13,592)	$(13,091)

Total operating noninterest income reconciliation
Operating noninterest income	$8,836	$8,809	$6,937	$3,428	$1,399	$27	$7,437
Loss share termination	(14,548)	—	—	—	—	(14,548)	(14,548)
Total noninterest income (GAAP)	$(5,712)	$8,809	$6,937	$3,428	$1,399	$(14,521)	$(7,111)

Operating noninterest expense reconciliation
Operating expense	$30,047	$29,592	$23,999	$22,207	$21,794	$455	$8,253
Merger-related expenses	876	137	306	223	265	739	611
Severance costs	443	365	1,494	80	17	78	426
Total noninterest expense (GAAP)	$31,366	$30,094	$25,799	$22,510	$22,076	$1,272	$9,290

Operating income before taxes reconciliation
Operating income before taxes	$12,329	$15,241	$14,378	$18,847	$12,094	$(2,912)	$235
Loss share termination	(14,548)	—	—	—	—	(14,548)	(14,548)
Merger-related expenses	(876)	(137)	(306)	(223)	(265)	(739)	(611)
Severance costs	(443)	(365)	(1,494)	(80)	(17)	(78)	(426)
Taxable equivalent adjustment	(109)	(125)	(84)	(82)	(77)	16	(32)
Income (loss) before taxes (GAAP)	$(3,647)	$14,614	12,494	18,462	$11,735	$(18,261)	$(15,382)

State Bank Financial Corporation
2Q15 Financial Supplement: Table 2 (continued)
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						2Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14
Income tax expense reconciliation
Operating income tax expense	$4,618	5,729	5,689	7,157	4,415	(1,111)	203
Loss share termination	(5,625)	—	—	—	—	(5,625)	(5,625)
Merger-related expenses	(339)	(53)	(118)	(86)	(103)	(286)	(236)
Severance costs	(171)	(141)	(578)	(31)	(7)	(30)	(164)
Taxable equivalent adjustment	(109)	(125)	(84)	(82)	(77)	16	(32)
Income tax expense (GAAP)	$(1,626)	$5,410	$4,909	$6,958	$4,228	$(7,036)	$(5,854)

Book value per common share reconciliation
Tangible book value per common share	$13.51	$13.70	$13.97	$13.83	$13.58	$(.19)	$(.07)
Effect of goodwill and other intangibles	1.11	1.11	.41	.37	.37	—	.74
Book value per common share (GAAP)	$14.62	$14.81	$14.38	$14.20	$13.95	$(.19)	$.67

(1) Management evaluates the capital position and operating performance of State Bank Financial Corporation (the “Company”) by using certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including: interest income - taxable equivalent, net interest income - taxable equivalent, (amortization) accretion of FDIC receivable for loss share agreements, operating income before taxes - taxable equivalent, income tax expense, and tangible book value per common share. The Company has included these non-GAAP financial measures in this press release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (a) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (b) enables a more complete understanding of factors and trends affecting the Company’s business, and (c) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts, and bank regulators. Management uses non-GAAP measures as follows: preparation of the Company’s operating budgets, monthly financial performance reporting, and presentation to investors of Company performance.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the accompanying table. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.

State Bank Financial Corporation
2Q15 Financial Supplement: Table 3
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						2Q15 change vs
(Dollars in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Assets
Cash and amounts due from depository institutions	$21,903	$20,426	$10,550	$17,209	$8,333	$1,477	$13,570
Interest-bearing deposits in other financial institutions	179,831	285,971	470,608	459,271	499,400	(106,140)	(319,569)
Cash and cash equivalents	201,734	306,397	481,158	476,480	507,733	(104,663)	(305,999)
Investment securities available-for-sale	815,277	819,609	640,086	532,447	494,874	(4,332)	320,403
Loans	2,042,186	2,000,189	1,634,529	1,504,725	1,441,606	41,997	600,580
Allowance for loan and lease losses (1)	(29,569)	(29,982)	(28,638)	(27,231)	(35,607)	413	6,038
Loans, net	2,012,617	1,970,207	1,605,891	1,477,494	1,405,999	42,410	606,618
Loans held-for-sale	64,047	45,211	3,174	1,283	726	18,836	63,321
Other real estate owned	15,055	16,848	8,568	15,169	23,938	(1,793)	(8,883)
Premises and equipment, net	45,608	46,370	35,286	34,696	34,820	(762)	10,788
Goodwill	31,049	30,510	10,606	10,381	10,381	539	20,668
Other intangibles, net	8,922	9,045	2,752	1,511	1,663	(123)	7,259
SBA servicing rights	2,185	1,902	1,516	—	—	283	2,185
FDIC receivable for loss share agreements	—	17,098	22,320	26,221	44,775	(17,098)	(44,775)
Bank-owned life insurance	57,810	57,348	41,479	41,136	40,803	462	17,007
Other assets	46,004	31,363	29,374	30,779	20,093	14,641	25,911
Total assets	$3,300,308	$3,351,908	$2,882,210	$2,647,597	$2,585,805	$(51,600)	$714,503
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$762,100	$691,938	$577,295	$524,634	$461,434	$70,162	$300,666
Interest-bearing deposits	1,974,185	2,085,997	1,814,387	1,631,340	1,653,779	(111,812)	320,406
Total deposits	2,736,285	2,777,935	2,391,682	2,155,974	2,115,213	(41,650)	621,072
Securities sold under agreements to repurchase	11,747	8,250	—	—	—	3,497	11,747
Notes payable	2,765	2,769	2,771	2,776	2,779	(4)	(14)
Other liabilities	26,527	33,708	23,662	30,570	19,506	(7,181)	7,021
Total liabilities	2,777,324	2,822,662	2,418,115	2,189,320	2,137,498	(45,338)	639,826
Total shareholders’ equity	522,984	529,246	464,095	458,277	448,307	(6,262)	74,677
Total liabilities and shareholders’ equity	$3,300,308	$3,351,908	$2,882,210	$2,647,597	$2,585,805	$(51,600)	$714,503

Capital Ratios (2)
Average equity to average assets	15.84%	15.80%	16.13%	17.20%	17.14%	.04%	(1.30)%
Leverage ratio	14.78	15.00	15.90	17.16	16.84	(.22)	(2.06)
CET1 risk-based capital ratio	18.83	19.51	N/A	N/A	N/A	(.68)	N/A
Tier I risk-based capital ratio	18.83	19.51	23.12	25.17	27.06	(.68)	(8.23)
Total risk-based capital ratio	19.98	20.70	24.37	26.42	28.32	(.72)	(8.34)

(1) Allowance for loan losses on purchased credit impaired loans was approximately $9.9 million at 2Q15, $10.6 million at 1Q15, $10.2 million at 4Q14, $8.4 million at 3Q14 and $17.7 million at 2Q14.
(2) Beginning January 1, 2015, the Company's ratios are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework.

State Bank Financial Corporation
2Q15 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						2Q15 change vs
(Dollars in thousands, except per share amounts)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Net Interest Income:
Interest income on loans	$23,070	$21,400	$17,416	$16,162	$15,350	$1,670	$7,720
Accretion income on loans	8,365	16,069	14,124	21,110	17,087	(7,704)	(8,722)
Interest income on invested funds	4,032	3,602	2,928	2,545	2,522	430	1,510
Interest expense	1,972	1,979	1,923	1,857	1,846	(7)	126
Net interest income	33,495	39,092	32,545	37,960	33,113	(5,597)	382
Provision for loan losses	64	3,193	1,189	416	701	(3,129)	(637)
Net interest income after provision for loan losses	33,431	35,899	31,356	37,544	32,412	(2,468)	1,019
Noninterest Income:
(Amortization) accretion of FDIC receivable for loss share agreements	(15,040)	(1,448)	1,652	(196)	(1,949)	(13,592)	(13,091)
Service charges on deposits	1,501	1,489	1,274	1,206	1,196	12	305
Mortgage banking income	3,480	2,680	322	191	163	800	3,317
Payroll fee income	956	1,158	1,050	875	822	(202)	134
SBA income	1,380	1,123	477	—	—	257	1,380
ATM income	773	725	624	621	636	48	137
Bank-owned life insurance income	462	455	343	333	329	7	133
Gain (loss) on sale of investment securities	(59)	380	223	—	12	(439)	(71)
Other	835	2,247	972	398	190	(1,412)	645
Total noninterest income	(5,712)	8,809	6,937	3,428	1,399	(14,521)	(7,111)
Noninterest Expense:
Salaries and employee benefits	20,506	19,582	17,797	14,644	14,575	924	5,931
Occupancy and equipment	3,219	3,105	2,615	2,440	2,314	114	905
Data processing	2,435	2,280	1,909	1,758	1,714	155	721
Legal and professional fees	1,284	1,484	844	851	731	(200)	553
Merger-related expenses	876	137	306	223	265	739	611
Marketing	599	436	491	453	548	163	51
Federal deposit insurance premiums and other regulatory fees	455	506	393	356	337	(51)	118
Loan collection and OREO costs	(114)	405	(112)	—	(32)	(519)	(82)
Amortization of intangibles	442	417	257	152	161	25	281
Other	1,664	1,742	1,299	1,633	1,463	(78)	201
Total noninterest expense	31,366	30,094	25,799	22,510	22,076	1,272	9,290
Income (Loss) Before Income Taxes	(3,647)	14,614	12,494	18,462	11,735	(18,261)	(15,382)
Income tax expense (benefit)	(1,626)	5,410	4,909	6,958	4,228	(7,036)	(5,854)
Net Income (Loss)	$(2,021)	$9,204	$7,585	$11,504	$7,507	$(11,225)	$(9,528)

Net Income (Loss) Per Share
Basic	$(.06)	$.27	$.24	$.36	$.23	$(.33)	$(.29)
Diluted	(.06)	.25	.22	.34	.22	(.31)	(.28)
Weighted Average Shares Outstanding
Basic	35,741,761	34,373,665	32,271,537	32,206,889	32,126,260	1,368,096	3,615,501
Diluted	35,741,761	36,437,322	33,935,366	33,755,595	33,589,797	(695,561)	2,151,964

State Bank Financial Corporation
2Q15 Financial Supplement: Table 5
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Six Months Ended June 30		YTD Change
(Dollars in thousands, except per share amounts)	2015	2014

Net Interest Income:
Interest income on loans	$44,470	$30,598	$13,872
Accretion income on loans	24,434	43,623	(19,189)
Interest income on invested funds	7,634	5,015	2,619
Interest expense	3,951	3,740	211
Net interest income	72,587	75,496	(2,909)
Provision for loan losses	3,257	1,291	1,966
Net interest income after provision for loan losses	69,330	74,205	(4,875)
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(16,488)	(17,241)	753
Service charges on deposits	2,990	2,354	636
Mortgage banking income	6,160	322	5,838
Payroll fee income	2,114	1,775	339
SBA income	2,503	—	2,503
ATM income	1,498	1,226	272
Bank-owned life insurance income	917	658	259
Gain on sale of investment securities	321	23	298
Other	3,082	120	2,962
Total noninterest income	3,097	(10,763)	13,860
Noninterest Expense:
Salaries and employee benefits	40,088	29,652	10,436
Occupancy and equipment	6,324	4,843	1,481
Data processing	4,715	3,386	1,329
Legal and professional fees	2,768	1,745	1,023
Merger-related expenses	1,013	265	748
Marketing	1,035	880	155
Federal deposit insurance premiums and other regulatory fees	961	671	290
Loan collection and OREO costs	291	592	(301)
Amortization of intangibles	859	323	536
Other	3,406	2,802	604
Total noninterest expense	61,460	45,159	16,301
Income Before Income Taxes	10,967	18,283	(7,316)
Income tax expense	3,784	6,454	(2,670)
Net Income	$7,183	$11,829	$(4,646)

Net Income Per Share
Basic	$.20	$.37	$(.17)
Diluted	.19	.35	(.16)
Weighted Average Shares Outstanding
Basic	35,061,492	32,110,454	2,951,038
Diluted	37,300,987	33,617,054	3,683,933

State Bank Financial Corporation
2Q15 Financial Supplement: Table 6
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						2Q15 change vs
(Dollars in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Composition of Loans
Organic loans (1):
Construction, land & land development	$399,982	$388,148	$310,987	$324,008	$271,525	$11,834	$128,457
Other commercial real estate	634,943	606,347	609,478	591,672	616,418	28,596	18,525
Total commercial real estate	1,034,925	994,495	920,465	915,680	887,943	40,430	146,982
Residential real estate	118,612	107,554	91,448	80,231	75,683	11,058	42,929
Owner-occupied real estate	205,805	191,557	188,933	164,514	167,129	14,248	38,676
Commercial, financial & agricultural	126,157	108,929	90,930	102,417	91,552	17,228	34,605
Leases	26,709	21,491	19,959	19,636	—	5,218	26,709
Consumer	12,078	9,442	8,658	9,445	7,997	2,636	4,081
Total organic loans	1,524,286	1,433,468	1,320,393	1,291,923	1,230,304	90,818	293,982
Purchased non-credit impaired loans(2):
Construction, land & land development	61,089	67,129	2,166	—	—	(6,040)	61,089
Other commercial real estate	91,212	94,917	26,793	—	—	(3,705)	91,212
Total commercial real estate	152,301	162,046	28,959	—	—	(9,745)	152,301
Residential real estate	82,668	88,871	43,669	—	—	(6,203)	82,668
Owner-occupied real estate	73,409	77,946	22,743	—	—	(4,537)	73,409
Commercial, financial & agricultural	28,656	42,494	11,635	—	—	(13,838)	28,656
Consumer	3,505	4,517	791	—	—	(1,012)	3,505
Total purchased non-credit impaired loans	340,539	375,874	107,797	—	—	(35,335)	340,539
Purchased credit impaired loans (3):
Construction, land & land development	20,002	18,791	24,544	25,463	23,851	1,211	(3,849)
Other commercial real estate	48,187	54,211	58,680	54,573	54,212	(6,024)	(6,025)
Total commercial real estate	68,189	73,002	83,224	80,036	78,063	(4,813)	(9,874)
Residential real estate	70,537	74,876	78,793	80,859	86,371	(4,339)	(15,834)
Owner-occupied real estate	35,036	39,210	42,168	48,834	43,409	(4,174)	(8,373)
Commercial, financial & agricultural	3,234	3,427	1,953	2,790	3,081	(193)	153
Consumer	365	332	201	283	378	33	(13)
Total purchased credit impaired loans	177,361	190,847	206,339	212,802	211,302	(13,486)	(33,941)
Total loans	$2,042,186	$2,000,189	$1,634,529	$1,504,725	$1,441,606	$41,997	$600,580
Composition of Deposits
Noninterest-bearing demand deposits	$762,100	$691,938	$577,295	$524,634	$461,434	$70,162	$300,666
Interest-bearing transaction accounts	497,715	562,378	495,966	377,220	387,855	(64,663)	109,860
Savings and money market deposits	1,038,292	1,052,677	954,626	910,488	898,833	(14,385)	139,459
Time deposits less than $250,000	301,375	319,043	247,757	234,145	247,648	(17,668)	53,727
Time deposits $250,000 or greater	59,161	58,151	18,946	20,418	20,975	1,010	38,186
Brokered and wholesale time deposits	77,642	93,748	97,092	89,069	98,468	(16,106)	(20,826)
Total deposits	$2,736,285	$2,777,935	$2,391,682	$2,155,974	$2,115,213	$(41,650)	$621,072

(1) Loans originated by State Bank and Trust Company ("State Bank") and First Bank of Georgia ("First Bank").
(2) Consists of loans purchased through the Bank of Atlanta and First Bank acquisitions.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due.

State Bank Financial Corporation
2Q15 Financial Supplement: Table 7
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q15 change vs
(Dollars in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Allowance for loan and lease losses on organic loans
Beginning Balance	$19,424	$18,392	$18,828	$17,885	$16,858	$1,032	$2,566
Charge-offs	(64)	(76)	(1,250)	(87)	(79)	12	15
Recoveries	39	38	39	30	106	1	(67)
Net (charge-offs) recoveries	(25)	(38)	(1,211)	(57)	27	13	(52)
Provision for loan losses	222	1,070	775	1,000	1,000	(848)	(778)
Ending Balance	$19,621	$19,424	$18,392	$18,828	$17,885	$197	$1,736

Allowance for loan and lease losses on purchased loans (1) (2)
Beginning Balance	$10,558	$10,246	$8,403	$17,722	$19,182	$312	$(8,624)
Charge-offs	(2,201)	(3,231)	(898)	(5,329)	(4,881)	1,030	2,680
Recoveries	1,200	924	2,410	2,417	3,326	276	(2,126)
Net (charge-offs) recoveries	(1,001)	(2,307)	1,512	(2,912)	(1,555)	1,306	554
Provision for loan losses	391	2,619	331	(6,407)	95	(2,228)	296
Ending Balance	$9,948	$10,558	$10,246	$8,403	$17,722	$(610)	$(7,774)

Nonperforming organic assets
Nonaccrual loans	$1,317	$1,428	$1,245	$740	$1,063	$(111)	$254
Troubled debt restructurings	3,317	3,374	4,301	875	875	(57)	2,442
Total nonperforming organic loans	4,634	4,802	5,546	1,615	1,938	(168)	2,696
Other real estate owned	160	—	74	410	729	160	(569)
Total nonperforming organic assets	$4,794	$4,802	$5,620	$2,025	$2,667	$(8)	$2,127

Ratios for organic assets
Annualized QTD charge-offs (recoveries) to average organic loans	.01%	.01%	.36%	.02%	(.01)%	—%	.02%
Nonperforming loans to organic loans	.30	.33	.42	.13	.16	(.03)	.14
Nonperforming assets to organic loans + OREO	.31	.33	.43	.16	.22	(.02)	.09
Past due loans to organic loans	.08	.11	.17	.10	.13	(.03)	(.05)
Allowance for loan and lease losses to organic loans	1.29	1.36	1.39	1.46	1.45	(.07)	(.16)

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) to average PNCI loans	.04%	—%	—%	N/A	N/A	.04%	N/A
Nonperforming loans to PNCI loans	.03	.04	.10	N/A	N/A	(.01)	N/A
Past due loans to PNCI loans	.49	.36	.46	N/A	N/A	.13	N/A

Ratios for purchased credit impaired loans (3)
Annualized QTD charge-offs (recoveries) to average PCI loans	4.81%	6.73%	1.66%	9.82%	8.29%	(1.92)%	(3.48)%
Past due loans to PCI loans	13.31	18.48	15.62	15.14	11.03	(5.17)	2.28
Allowance for loan and lease losses to PCI loans	5.61	5.53	4.97	3.95	8.39	.08	(2.78)

(1) Includes purchased non-credit impaired loan charge-offs and corresponding provision for loan losses of $46,000 for 2Q15 and $2,000 for 1Q15, respectively, resulting in no ending allowance for purchased non-credit impaired loans at each period end.
(2) Allowance for loan and lease losses amount attributable to FDIC loss share agreements for purchased credit impaired loans was $(549,000) for
2Q15, $(496,000) for 1Q15, $83,000 for 4Q14, $5.8 million for 3Q14, and $(394,000) for 2Q14.
(3) For each period presented, a portion of the Company's purchased credit impaired loans were contractually past due; however, such delinquencies were included in the Company's performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, purchased credit impaired loans are not considered to be nonperforming assets.

State Bank Financial Corporation
2Q15 Financial Supplement: Table 8
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						2Q15 change vs
(Dollars in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14
Average Balances
Interest-bearing deposits in other financial institutions	$191,653	$320,248	$450,362	$476,190	$490,009	(128,595)	(298,356)
Investment securities	821,998	807,002	603,101	523,488	481,240	14,996	340,758
Loans, excluding purchased credit impaired (1)	1,505,558	1,359,300	1,319,586	1,246,008	1,192,494	146,258	313,064
Purchased credit impaired loans	179,579	194,471	214,518	215,318	236,178	(14,892)	(56,599)
Total earning assets	3,113,449	3,113,258	2,698,476	2,461,004	2,399,921	191	713,528
Total nonearning assets	202,975	210,455	159,733	148,772	191,104	(7,480)	11,871
Total assets	3,316,424	3,323,713	2,858,209	2,609,776	2,591,025	(7,289)	725,399
Interest-bearing transaction accounts	522,147	507,087	433,545	376,052	376,143	15,060	146,004
Savings & money market deposits	1,035,706	1,072,818	958,782	896,503	892,168	(37,112)	143,538
Time deposits less than $250,000	309,076	327,363	240,509	239,924	252,459	(18,287)	56,617
Time deposits $250,000 or greater	58,024	56,973	66,009	20,906	21,489	1,051	36,535
Brokered and wholesale time deposits	82,840	103,464	86,371	96,743	100,395	(20,624)	(17,555)
Notes payable	2,767	2,771	2,775	2,778	3,365	(4)	(598)
FHLB Advances	—	—	326	—	—	—	—
Securities sold under agreements to repurchase	8,900	24,971	4,284	—	—	(16,071)	8,900
Total interest-bearing liabilities	2,019,460	2,095,447	1,792,601	1,632,906	1,646,019	(75,987)	373,441
Noninterest-bearing deposits	739,025	648,379	554,350	495,531	465,941	90,646	273,084
Other liabilities	32,680	54,619	50,121	32,357	34,890	(21,939)	(2,210)
Shareholders’ equity	525,259	525,268	461,137	448,982	444,175	(9)	81,084
Total liabilities and shareholders' equity	3,316,424	3,323,713	2,858,209	2,609,776	2,591,025	(7,289)	725,399

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.29%	.27%	.26%	.26%	.26%	.02%	.03%
Investment securities, tax-equivalent basis (3)	1.90	1.72	1.73	1.70	1.84	.18	.06
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.84	4.87	4.85	5.17	5.19	(.03)	(.35)
Purchased credit impaired loans	18.68	33.51	26.12	38.90	29.02	(14.83)	(10.34)
Total earning assets	4.58%	5.37%	5.08%	6.44%	5.86%	(.79)%	(1.28)%
Interest-bearing transaction accounts	.14	.14	.13	.13	.12	—	.02
Savings & money market deposits	.46	.45	.46	.46	.45	.01	.01
Time deposits less than $250,000.32		.30	.43	.54	.57	.02	(.25)
Time deposits $250,000 or greater	.57	.55	.75	.78	.80	.02	(.23)
Brokered and wholesale time deposits	.97	.94	1.02	1.08	.95	.03	.02
Notes payable	8.55	7.61	9.01	9.00	10.37	.94	(1.82)
FHLB Advances	—	—	1.22	—	—	—	—
Securities sold under agreements to repurchase	.27	.24	.09	—	—	.03	.27
Total interest-bearing liabilities	.39%	.38%	.43%	.45%	.45%	.01%	(.06)%
Net interest spread	4.19%	4.99%	4.65%	5.99%	5.41%	(.80)%	(1.22)%
Net interest margin	4.33%	5.11%	4.80%	6.14%	5.55%	(.78)%	(1.22)%

(1) Includes average nonaccrual loans of $4.9 million for 2Q15, $5.1 million for 1Q15, $5.6 million for 4Q14, $1.7 million for 3Q14, and $2.0 million for 2Q14.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $5,000 for 2Q15, $27,000 for 1Q15, $4,000 for 4Q14, $7,000 for 3Q14, and $11,000 for 2Q14.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $104,000 for 2Q15, $98,000 for 1Q15, $80,000 for 4Q14, $75,000 for 3Q14, and $66,000 for 2Q14.